                                                                      Exhibit 11

                           RAMSAY MANAGED CARE, INC.

                     COMPUTATION OF INCOME (LOSS) PER SHARE
                                  (UNAUDITED)

                                                    Quarter Ended            Nine Months Ended
                                                      March 31                   March 31
                                                 1997         1996          1997          1996
                                              -----------  -----------  ------------  ------------

PRIMARY
Weighted average common shares outstanding..   6,408,315    6,375,550     6,400,921     6,384,934
                                              ----------   ----------   -----------   -----------
TOTAL COMMON AND DILUTIVE
 COMMON EQUIVALENT SHARES...................   6,408,315    6,375,550     6,400,921     6,384,934
                                              ==========   ==========   ===========   ===========
Loss From Continuing Operations After
 Extraordinary Item Available to Common
 Shareholders...............................  $ (226,000)  $ (252,000)  $(1,057,000)  $(1,726,000)
                                              ==========   ==========   ===========   ===========
NET INCOME (LOSS) PER SHARE.................  $    (0.04)  $    (0.04)  $     (0.17)  $     (0.27)
                                              ==========   ==========   ===========   ===========

FULLY DILUTED
Weighted average common shares outstanding..   6,408,315    6,375,550     6,400,921     6,384,934
                                              ----------   ----------   -----------   -----------
TOTAL COMMON AND DILUTIVE
 COMMON EQUIVALENT SHARES...................   6,408,315    6,375,550     6,400,921     6,384,934
Loss From Continuing Operations After         ==========   ==========   ===========   ===========
 Extraordinary Item Available to Common
 Shareholders...............................  $ (226,000)  $ (252,000)  $(1,057,000)  $(1,726,000)
                                              ==========   ==========   ===========   ===========
NET INCOME (LOSS) PER SHARE.................  $    (0.04)  $    (0.04)  $     (0.17)  $     (0.27)
                                              ==========   ==========   ===========   ===========